CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form N-14 (File No. 333-170592) of :
(i) our report dated February 17, 2010, relating to the financial statements and financial highlights which appears in the December 31, 2009 Annual Report to Shareholders of Invesco Basic Value Fund (formerly known as AIM Basic Value Fund), one of the portfolios constituting AIM Growth Series (Invesco Growth Series), which is also incorporated by reference into the Amendment;
(ii) our report dated June 4, 2010, relating to the financial statements and financial highlights which appears in the April 30, 2010 Annual Report to Shareholders of Invesco Utilities Fund (formerly known as AIM Utilities Fund), one of the portfolios constituting AIM Sector Funds (Invesco Sector Funds), which is also incorporated by reference into the Amendment;
(iii) our report dated December 15, 2009, relating to the financial statements and financial highlights which appears in the October 31, 2009 Annual Report to Shareholders of Invesco Large Cap Basic Value Fund (formerly known as AIM Large Cap Basic Value Fund), one of the portfolios constituting AIM Equity Funds (Invesco Equity Funds), which is also incorporated by reference into the Amendment;
(iv) our report dated September 17, 2010, relating to the financial statements and financial highlights which appear in the July 31, 2010 Annual Reports to Shareholders of Invesco Special Value Fund, one of the portfolios constituting AIM Sector Funds (Invesco Sector Funds), which is also incorporated by reference into the Amendment;
(v) our reports dated November 22, 2010, relating to the financial statements and financial highlights which appear in the September 30, 2010 Annual Reports to Shareholders of
•	Invesco U.S. Small Cap Value Fund,

•	Invesco Value II Fund and,

•	Invesco Value Fund,
three of the portfolios constituting AIM Sector Funds (Invesco Sector Funds), which are also incorporated by reference into the Amendment.
We also consent to the references to us under the headings “Financial Highlights,” in the prospectuses and “Other Service Providers” in the statements of additional information which are incorporated by reference into the Amendment.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
December 29, 2010